UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2026

Lantern Pharma Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39318	46-3973463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1920 McKinney Avenue, 7th Floor Dallas, Texas 75201
(Address of principal executive offices)

(972) 277-1136
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	LTRN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 25, 2026, Lantern Pharma Inc. (the “Company”) received notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company is not in compliance with Nasdaq’s Listing Rule 5550(b)(2), as the market value of listed securities (the “MVLS Requirement”) for the Company’s common stock had been below the minimum MVLS Requirement of $35,000,000 for the last 30 consecutive business days. Nasdaq also noted that the Company does not meet the requirements under Listing Rules for 5550(b)(1) and 5550(b)(3).

Under Nasdaq Listing Rule 5810(c)(3)(C), the Company has 180 calendar days following the date of the notice, or until March 24, 2027, to regain compliance. To the extent the Company seeks to regain compliance through the MVLS Requirement, the Company’s market value of listed securities must close at $35,000,000 or more for a minimum of 10 consecutive business days during the 180-day compliance period. If the Company does not regain compliance within the compliance period, the Company expects that Nasdaq would provide notice that its securities are subject to delisting from the Nasdaq Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lantern Pharma Inc.

Dated: October 1, 2026	By:	/s/ David Margrave
David Margrave
Chief Financial Officer